UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 5, 2018

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2018, the Board of Directors (the “Board”) of Crimson Wine Group, Ltd. (the “Company”) elected Ms. Luanne Tierney as a director of the Company to fill the vacancy left as a result of Ms. Francesca Schuler's resignation as a director of the Company on August 20, 2018. The Board has determined that Ms. Tierney is independent under the listing standards of the NASDAQ Stock Market. The Board has not yet appointed Ms. Tierney to any committees, though it may appoint her to one or more committees in the future.

Ms. Tierney is a Silicon Valley executive with more than three decades of experience who has held executive positions at Cisco Systems, Juniper Networks, and Proofpoint. She currently serves as the CMO for Open Systems, where she leads the company's global marketing initiatives. Known as a creative innovator and respected as a leader, Tierney has successfully built and led complex marketing organizations for several Fortune 500 and mid-market SaaS companies.

Ms. Tierney’s efforts have gained wide recognition within the industry and she has garnered numerous awards and honors, including the YWCA TWIN Executive Women Award, the PBWC Industry Leader Award, the Silicon Valley Women of Influence Award, among others. She has been featured in the Wall Street Journal, Huffington Post and Success Magazine, is a regular speaker at industry events, and a guest lecturer at several West Coast universities, including Stanford and UC Berkeley.

Ms. Tierney will receive the standard compensation effective for 2018 received by the Company’s current non-employee directors, as discussed in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Comission on May 23, 2018.

There is no arrangement or understanding between Ms. Tierney and any other persons pursuant to which Ms. Tierney was selected as a director. Ms. Tierney does not have a direct or indirect material interest in any "related party" transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 9, 2018, the Company issued a press release announcing the appointment of Ms. Tierney to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release Issued November 9, 2018 announcing appointment of Ms. Luanne Tierney to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2018

CRIMSON WINE GROUP, LTD.

By: /s/ Karen Diepholz
Name: Karen Diepholz
Title: Chief Financial Officer